UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2010

Portec Rail Products, Inc.
(Exact Name of Registrant as Specified in its Charter)

West Virginia	0-50543	55-0755271
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

900 Old Freeport Road, Pittsburgh, Pennsylvania		15238
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 782-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 21, 2010, L. B. Foster Company (“L. B. Foster”) and Portec Rail Products, Inc. (the “Company”) announced the completion of the sale of certain of the Company’s assets related to its rail joint business conducted at its Huntington, West Virginia facility to Koppers, Inc. pursuant to an Asset Purchase Agreement dated December 9, 2010.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 21, 2010, Richard J. Jarosinski, President and Chief Executive Officer of the Company, tendered his resignation from his position, effective January 1, 2011.  The resignation was tendered in connection with the pending acquisition of the Company by L. B. Foster.  Mr. Jarosinski did not resign because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Jarosinski has agreed to assist with a transition of authority until year end.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: Not Applicable.
(b)	Pro Forma Financial Information: Not Applicable.
(c)	Shell company transactions: Not Applicable.
(d)	Exhibits: Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTEC RAIL PRODUCTS, INC.
DATE: December 22, 2010	By:	/s/ John N. Pesarsick
John N. Pesarsick
Chief Financial Officer